Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (“Agreement”) is made and entered into as of the 8th day of September, 2017, by and between PERMA-FIX ENVIRONMENTAL SERVICES, INC., a Delaware corporation (the “Company”), and Mark Duff (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company believes that the services, knowledge, and contributions of the Executive to the Company are of critical importance to the Company;

WHEREAS, the Company wishes to ensure that the Executive will continue to provide his services, knowledge and contributions to the Company; and

WHEREAS, the Executive is currently a “specified employee” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder (collectively, “Section 409A”);

WHEREAS, the Company and the Executive have previously entered into, or may from time to time enter into a separate arrangement, to provide certain management incentive compensation bonuses to the Executive based on the Company’s performance during a particular year or other period or periods.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, and warranties set forth in this Agreement, the Company and the Executive agree as follows:

1.             Term. Unless sooner terminated pursuant to the terms hereof, the term of this Agreement shall commence on the date hereof and terminate three (3) years from the date hereof unless earlier terminated as provided in this Agreement (the “Initial Term”). At the end of the Initial Term, this Agreement will automatically be extended for one (1) additional year unless at least six (6) months prior to expiration of the Initial Term, the Company or the Executive shall have given written notice to the other not to extend the term of this Agreement. The Initial Term, as may be extended, is hereafter referred to as the “Term”.

2.             Position and Duties.

2.1.

Position. The Company agrees to employ the Executive, and the Executive agrees to such employment, as Chief Executive Officer and President of the Company, or such other position as the Executive and the Company agrees in writing as being acceptable to both of them. The Executive’s authority and duties, including, but not limited to, hierarchical standing in the Company and reporting requirements within the Company, shall be substantial similar in all material respects with the most significant of those exercised by the Executive during the 90 day period immediately preceding the date of this Agreement, except as otherwise agreed to in writing executed by both the Executive and the Company.

2.2.	Location. The Executive’s duties and services shall be performed in Knoxville, Tennessee, except for travel responsibilities required in the performance of the Executive’s duties.

2.3.

Duties. Excluding any periods of vacation and sick leave to which the Executive is entitled, and except as otherwise provided in Section 2.4 below, the Executive agrees to faithfully perform the duties of his office, and to devote his full attention and time to the business and affairs of the Company, to the extent consistent with this Section 2.

2.4.

Other Activities. It shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive’s responsibilities as an employee of the Company in accordance with this Agreement.

3.             Compensation and Benefits.

3.1.

Annual Base Salary. The Compensation and Stock Option Committee of the Board of Directors of the Company (the “Compensation Committee”) has set the annual base salary of the Executive at $267,000.00 Dollars per year (“Base Salary”), which Base Salary is payable by the Company to the Executive in equal bi-weekly installments, less appropriate withholdings and deductions in accordance with the Company’s customary payroll practices, with the amount of the Base Salary payable each year subject to adjustment as provided in Section 3.2 below.

3.2.	Adjustment to Base Salary. The Base Salary may be increased, but not be reduced, from time to time as determined by and in the sole discretion of the Compensation Committee.

3.3.

Incentive Compensation Bonus. In addition to the Base Salary, each year during the Term the Company will pay to the Executive the incentive compensation bonus, if any, that is payable pursuant to a Management Incentive Plan (“Incentive Plan”) in effect for such year that may be adopted by the Board of Directors of the Company or the Compensation Committee and agreed to by the Executive with respect to the particular fiscal year of the Company, (an “Incentive Bonus”) in accordance with and pursuant to the terms of the Incentive Plan. The Incentive Bonus, if any, may be modified, changed or terminated at anytime or for any reason by the Compensation Committee in its sole discretion in accordance with the terms of the particular Incentive Plan.

3.4.

Benefits. During the Term, the Executive shall be entitled to participate in all employee benefit plans that are generally made available to other employees of the Company, subject to the terms and conditions of such benefits and plans and, as such benefits and plans may be changed by the Company from time to time. Such benefits include, but not limited to, (i) group medical insurance coverage, (ii) group life insurance coverage and (iii) certain stock option plans.

3.5.

Expenses. During the Term, the Company shall pay directly, or reimburse the Executive, for any reasonable and necessary expenses and costs incurred by the Executive in connection with, or arising out of, the performance of the Executive’s duties hereunder, provided that such expenses and costs shall be paid or reimbursed subject to such rules, regulations, and policies of the Company as established from time to time by the Company. In event the Executive incurs legal fees and expenses to enforce this Agreement, the Company shall promptly reimburse the Executive such reasonable fees in full.

3.6.

Fringe Benefits. During the Term, the Executive shall be entitled to all fringe benefits, including, but not limited to, vacation in accordance with Section 3.7 or, if more favorable to the Executive, the most favorable plans, practices, programs and policies of the Company during 12-month period immediately preceding the date of this Agreement, or, if more favorable to the Executive, as in effect at any time thereafter with respect to other senior executives of the Company.

3.7.

Vacation. The Executive shall be entitled to three (3) weeks of paid vacation per year except that after five (5) years of employment with the Company the Executive shall be entitled to four (4) weeks of paid vacation per year and except that after fifteen (15) years of employment with the Company the Executive shall be entitled to five (5) weeks of paid vacation per year or such longer period as provided in Section 3.6 above. or such longer period as provided in Section 3.6 above.

3.8.	or such longer period as provided in Section 3.6.

4.             Termination.

4.1.

Termination by the Company as a Result of Death or Disability; Termination by the Company for Cause; Termination by the Executive for Good Reason. At any time during the Term, the Executive’s employment with the Company may be terminated for the following reasons:

4.1.1	Death. The Executive’s employment with the Company shall terminate automatically upon the Executive’s death.

4.1.2	Disability.

4.1.2.1

Definition. “Disability” of the Executive is defined for the purposes of this Agreement as the Executive being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

4.1.2.2

Application. Subject to the terms of this Agreement, the Company may terminate the Executive’s employment with the Company after establishing the Executive’s Disability as set forth in this Section 4.1.2, and giving written notice of its intention to terminate the Executive’s employment with the Company (“Disability Termination Notice”). In such a case, the Executive’s employment with the Company shall terminate effective on the earlier of the otherwise scheduled expiration of the Term pursuant to Section 4.1.2 or on the thirtieth (30th) day after receipt of the Disability Termination Notice, provided that the Executive has not resumed full-time performance of his duties under this Agreement. Notwithstanding the foregoing, if the Executive has recovered from a Disability and returned to full-time service prior to the date of termination set forth in the Disability Termination Notice relating thereto, the Company may not thereafter terminate the Executive’s employment under this Agreement due to such Disability.

4.1.3

Cause. Subject to the terms of this Agreement, the Company may terminate the Executive’s employment with the Company at any time for “Cause”. For the purposes of this Agreement, “Cause” is defined as (i) the ultimate conviction (after all appeals have been decided) of the Executive by a court of competent jurisdiction of, or a plea of nolo contendrere or a plea of guilty by the Executive to, a felony involving moral turpitude; or (ii) willful or gross misconduct or gross neglect of duties by the Executive, which has a material adverse effect on the Company, provided that, (a) no action or failure to act by the Executive will constitute a reason for termination if the Executive believed in good faith that such action or failure to act was in the Company’s best interests, and (b) failure of the Executive to perform his duties hereunder due to a Disability shall not be considered gross misconduct or willful, gross neglect of duties for any purpose; or (iii) the commission by the Executive of an act of fraud or embezzlement against the Company or a subsidiary of the Company; or (iv) Executive’s willful breach of any material provision of this Agreement, provided however, that failure of the Executive to perform his duties hereunder due to Disability shall not be considered as a willful breach of this Agreement. For the purposes of this Section 4.1.3, no act or failure to act shall be considered “willful” unless done or omitted to be done by the Executive in bad faith and without reasonable belief that Executive’s action or omission was in the best interest of the Company.

4.1.4

Good Reason. Subject to the terms of this Agreement, the Executive may terminate the Executive’s employment under this Agreement for Good Reason (defined below) at any time on or prior to the 60th day after the occurrence of any of the Good Reason events set forth in the following sentence; provided, however, that, within 30 days after the occurrence of any such event, the Executive shall have provided the Company with a Notice of Termination with respect to such event and afforded the Company a period of 30 days after its receipt of such Notice of Termination to cure the default that constitutes the Good Reason event relied upon by the Executive for such termination. For purposes of this Agreement, “Good Reason” shall mean the occurrence, during the Term of this Agreement, of any of the following events without the Executive’s prior written consent:

4.1.4.1	the failure by the Company to timely comply with its material obligations and agreements contained in this Agreement; or

4.1.4.2	the removal of the Executive from the position of, or the loss by the Executive of the title of, CEO and President of the Company; or

4.1.4.3	a material diminution of the authorities, duties or responsibilities of the Executive set forth in Section 2 of this Agreement; or

4.1.4.4	the relocation of the Executive to an office outside of the Knoxville, Tennessee metropolitan area; or

4.1.4.5	the Executive being required to report to someone other than the Company’s Board of Directors (the “Board”); or

4.1.4.6

any other action by the Company which results in a reduction in compensation payable to the Executive or in the position, authority, duties, other responsibilities, other than insubstantial and inadvertent action which is promptly remedied by the Company after receipt of notice thereof from the Executive.

4.1.5

Without Good Reason. Subject to the terms of this Agreement, the Executive may voluntarily terminate his employment under this Agreement without Good Reason upon written Notice of Termination to the Company at least 30 days prior to the effective date of termination (which termination the Company may, in its sole discretion, make effective earlier than the date set forth in the Executive’s Notice of Termination).

4.1.6

Upon the Executive’s separation from service as a result of the termination of Executive’s employment with the Company due to the Executive’s Death, the Company shall pay to the Executive’s estate and/or beneficiary, in a single lump sum payment, in current funds, within thirty (30) days of the Executive’s Death, the following:

4.1.6.1	any earned but unpaid Base Salary through the date of termination;

4.1.6.2	reimbursement for any unreimbursed expenses properly incurred and paid in accordance with the terms of this Agreement, above, through the date of the Executive’s Death;

4.1.6.3	payment for any accrued but unused vacation time in accordance with the terms of this Agreement and the Company policy;

4.1.6.4

such vested accrued benefits and other payments, if any, as to which the Executive (and his eligible dependents) may be entitled under, and in accordance with the terms and conditions of, the Company’s employee benefit arrangements, other than any severance pay plan (4.1.6.1 through 4.1.6.4 collectively, the “Amounts and Benefits”);

4.1.6.5	any bonuses earned by the Executive but remaining unpaid for any year prior to the year in which the date of termination occurs (the “Prior Year Bonuses”);

4.1.6.6

a “Pro-Rata Bonus”, which for purposes of this Agreement means (A) in the event the Company has established an Incentive Plan one or more executive bonus programs with performance goals covering the year in which the date of termination occurs, a pro-rata portion of the aggregate bonuses payable under such bonus programs for the year in which the date of termination occurs (determined by multiplying the amount of the Executive’s bonus which would be due for the full year by a fraction, the numerator of which is the number of days that the Executive was employed by the Company in the year in which the date of termination occurs and the denominator of which is 365), provided that the performance goals established with respect to the entire such year are met, and provided, further, that in the event the date of termination occurs prior to the determination of performance goals applicable to the performance period for the year of the Executive’s termination of employment, the performance criteria applicable to the Executive in respect of the Pro-Rata Bonus shall be at least as favorable to the Executive as the most favorable performance criteria applicable for that year to any award to a named executive officer of the Company, within the meaning of Section 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission; or (B) in the event the Company has not established an Incentive Plan providing an Incentive Bonus plan with performance goals covering the year in which the date of termination occurs, a pro-rata portion of the bonus earned by the Executive for the year prior to the year in which the date of termination occurs (determined by multiplying the amount of the bonus earned by the Executive for the year prior to the year in which the date of termination occurs by a fraction, the numerator of which is the number of days that the Executive was employed by the Company in the year in which the date of termination occurs and the denominator of which is 365). If payable under (A), the Pro-Rata Bonus shall be payable in due course pursuant to the terms of the applicable bonus programs which shall be paid on or about 90 days after year-end or sooner, based on final 10-K financial statement. If payable under (B), the Pro-Rata Bonus shall be payable within thirty (30) days following the date of termination;

4.1.6.7

subject to (A) the Executive’s (or in the event of the Executive’s death, his dependent’s) timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA ”), and (B) the Executive’s (or in the event of the Executive’s death, his dependent’s) continued copayment of premiums at the same level and cost to the Executive as if the Executive were an employee of the Company (excluding, for purposes of calculating cost, an employee’s ability to pay premiums with pre-tax dollars), continued participation in the Company’s group health plan (to the extent permitted under applicable law and the terms of such plan) which covers the Executive (and the Executive’s eligible dependents, as the case may be) for a period of eighteen (18) months at the Company’s expense; provided that the Executive (or eligible dependent) is eligible and remains eligible for COBRA coverage (the benefits and conditions specified in this Section 4.1.6.7, “Medical Continuation Benefits”); and

4.1.6.8

notwithstanding anything to the contrary contained herein or in the vesting and exercisability schedule in any stock option or other grant agreement between the Company and the Executive, all of the Executive’s then outstanding stock options and other equity awards, if any, granted by the Company to the Executive pursuant to any such agreement shall, to the extent not already vested, vest in their entirety and, as applicable, become immediately and automatically exercisable commencing on the date of termination, with such options and awards remaining exercisable for the lesser of the original option term or twelve (12) months from the date of the Executive’s death.

4.1.7

Upon the Executive’s separation from service as a result of the termination of Executive’s employment by the Company for Cause, the Company shall pay to the Executive in a single lump sum payment, in current funds, on the date of such termination of employment the following:

4.1.7.1	any earned but unpaid Base Salary through the date of termination; and

4.1.7.2	any amounts payable to the Executive pursuant to the Prior Year Bonuses under the Company’s prior year Incentive Plan.

4.2.	Termination by the Company without Cause or Termination by the Executive for Good Reason.

4.2.1

Subject to the terms of this Agreement, the Company may terminate the Executive’s employment at any time during the Term without Cause and the Executive may terminate his employment with the Company at any time during the Term for Good Reason. If the Executive terminates his employment under this Agreement for Good Reason or the Company terminates the Executive’s employment hereunder without Cause (other than a termination by reason of Death or Disability) during the Term, and the Executive has not received and is not entitled to any payment under Sections 4.3.1 hereof, then the Company shall pay or provide the Executive on the date of such termination (except, and only to the extent that, a later date is expressly provided in this Section 4.2.1) the following:

4.2.1.1

a lump sum cash payment in the total amount equal to the sum of (a) 2.0 times the amount of the Executive’s Base Salary as of the date of termination plus (b) (i) 1.0 times the amount of the Executive’s Incentive Bonus with respect to the calendar year immediately preceding the year in which the date of termination occurs if as of the date of such termination the Executive has already been paid the Incentive Bonus for the immediately preceding calendar year or (ii) 2.0 times the amount of the Executive’s Incentive Bonus with respect to the calendar year immediately preceding the year in which the date of termination occurs if as of the date of such termination the Executive is entitled to an Incentive Bonus for such immediately preceding calendar year but has not yet been paid such Incentive Bonus by the Company (collectively, the “Severance Payment”), subject to receipt by the Company of a release executed by the Executive pursuant to and in accordance with Section 4.6 hereof;

4.2.1.2	the Amounts and Benefits;

4.2.1.3	the Prior Year Bonuses;

4.2.1.4	current year of the date of such Termination Pro-Rata Bonus, if applicable;

4.2.1.5

the Medical Continuation Benefits; provided, however, that in the event that the Executive obtains other employment with an entity that offers group health benefits on comparable terms as the Company, such continuation of coverage by the Company shall immediately cease; and

4.2.1.6

in the event a Change in Control shall not have theretofore occurred, and the Company has terminated the Executive’s employment under this Agreement without Cause or the Executive has terminated his employment under this Agreement for Good Reason, notwithstanding anything to the contrary contained herein or in the vesting and exercisability schedule in any stock option or other grant agreement between the Company and the Executive, all of the Executive’s then outstanding stock options and other equity awards, if any, granted by the Company to the Executive pursuant to any such agreement shall, to the extent not already vested, vest in their entirety and, as applicable, become immediately and automatically exercisable commencing on the date of termination, and the Executive shall be entitled to exercise such options within the sixty (60) consecutive day period immediately following the date of termination (but not after the original option term).

4.3.

Termination Following a Change in Control. If the Executive terminates his employment under this Agreement for Good Reason or the Company terminates the Executive’s employment hereunder without Cause (other than a termination by reason of death or Disability) within 24 months after a Change in Control (defined below), then the Company shall pay or provide the Executive on the date of termination (except, and only to the extent that, a later date is expressly provided in this Section 4.2.2):

4.3.1

a lump sum cash payment in the total amount equal to the sum of: (a) 2.0 times the amount of the Executive’s Base Salary as of the date of termination plus (b) (i) 1.0 times the amount of the Executive’s Incentive Bonus with respect to the calendar year immediately preceding the year in which the date of termination occurs if as of the date of such termination the Executive has already been paid his Incentive Bonus for such immediately preceding calendar year or (ii) 2.0 times the amount of the Executive’s Incentive Bonus with respect to the calendar year immediately preceding the year in which the date of termination occurs if as of the date of such termination the Executive is entitled to an Incentive Bonus for such immediately preceding calendar year but has not yet been paid such Incentive Bonus by the Company (collectively, “Change in Control Severance Payment”), subject to receipt by the Company of a release executed by the Executive pursuant to and in accordance with Section 4.6 hereof;

4.3.2	the Amounts and Benefits;

4.3.3	the Prior Year Bonuses;

4.3.4	current year of the date of such Termination Pro-Rata Bonus, if applicable;

4.3.5

the Medical Continuation Benefits; provided however, that in the event that the Executive obtains other employment with an entity that offers group health benefits on comparable terms as the Company, such continuation of coverage by the Company shall immediately cease; and

4.3.6

notwithstanding anything to the contrary contained herein or in the vesting and exercisability schedule in any stock option or other grant agreement between the Company and the Executive, all of the Executive’s then outstanding stock options and other equity awards, if any, granted by the Company to the Executive pursuant to any such agreement shall, to the extent not already vested, vest in their entirety and, as applicable, become immediately and automatically exercisable commencing on the date of termination through the original term of such option or equity award.

4.4.	Change in Control. For purposes of this Agreement, a “Change in Control” means any of the following events occurring during the Term:

4.4.1

individuals who, as of the date of this Agreement, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the date of this Agreement, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, or other actual or threatened solicitation of proxies by or on behalf of an individual, entity or group other than the Board relating to the election of the directors of the Company) shall be deemed to be, for purposes of this Agreement, a member of the Incumbent Board; or

4.4.2

the date that any one person, or more than one person acting as a group (as defined in Treas. Regs. Section 1.409A-3), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; or

4.4.3

the date any one person, or more than one person acting as a group (as defined in Treas. Regs. Section 1.409A-3), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company, other than the acquisition by any person or group, which as of the date hereof has such ownership; or

4.4.4

the Company’s execution of an agreement for a merger or consolidation or other business combination involving the Company in which the Company is not the surviving corporation, or, if immediately following such merger or consolidation or other business combination, less than fifty percent (50%) of the surviving corporation’s outstanding voting stock is held by persons who are stockholders of the Company immediately prior to such merger or consolidation or other business combination; or

4.4.5	the Company’s adoption of a plan of dissolution or liquidation, other than if the Company is in bankruptcy at the time such plan of dissolution or liquidation is adopted.

For purposes of this Agreement, the term “person” shall mean any individual, firm, corporation or other entity and shall include any successor (by merger, consolidation or otherwise) of such entity.

4.5.

Payments of Compensation Upon Termination. Notwithstanding any provision to the contrary contained in this Agreement, if any bonus amount is based in whole or in part on the results of the audit by the Company’s independent public accountants of the Company’s financial statements for a calendar year, and such amount cannot be paid within the applicable period provided for therein, then such amount shall be paid on or about 90 days after year-end, or sooner, based on final 10-K financial statement.

4.6.

Release. The Company’s obligation to pay Executive the Severance Payment (Section 4.2.1.1) and the Change in Control Severance Payment (Section 4.3.1), shall be subject to the Executive executing a release of claims against the Company before the end of the Release Expiration Date (defined below) and provided further that nothing contained in such release shall constitute a release of the Company from any obligations it may have to the Executive (a) under this Agreement or any other written agreement between the Executive and the Company in effect as of the date of termination; (b) relating to any employee benefit plan, stock option plan, stock option agreement or ownership of the Company’s stock or debt securities; or (c) relating to any rights of indemnification and/or defense under the Company’s certificate of incorporation, bylaws, under any other written agreement between the Executive and the Company or coverage under officers and directors insurance. The Company will deliver such release to Executive pursuant to and in accordance with the terms of this Section 4.6 within ten (10) calendar days following the date on which such termination of employment constitutes a separation of service under the terms of this Agreement, and the Company’s failure to deliver such release prior to the expiration of such date of termination shall constitute a waiver of any requirement to execute such release. Assuming timely delivery of the release by the Company, if the release is pursuant to and in accordance with this Section 4.6, and Executive fails to execute such release on or prior to the Release Expiration Date, Executive will not be entitled to Severance Payments or the Change in Control Severance Payment. In any case where the date of the separation from service and the Release Expiration Date fall in two separate taxable years, any payments required to be made to Executive that are subject to the release condition and are treated as nonqualified deferred compensation for purposes of Section 409A shall be made in the later taxable year. The term “Release Expiration Date” shall mean the date that is twenty-one (21) days following the date upon which the Company timely delivers to Executive the release meeting the requirements as provided above, or in the event that Executive’s separation from service is “in connection with an exit incentive or other employment termination program” (as such phrase is defined in the Age Discrimination in Employment Act of 1967), the date that is forty-five (45) days following such delivery.

4.7.

No Duty to Mitigate. The Executive shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section 4 be reduced by any compensation earned by the Executive as the result of the Executive’s employment by another person, employer or business or by profits earned by the Executive from any other source at any time before and after the Executive’s date of termination.

4.8.

Termination by the Executive for Any Reasons Other Than Good Reason. Upon Executive’s separation from service as a result of the Executive terminates his employment with the Company for any reason other than for Good Reason during the Term, the Company shall pay to the Executive in a single lump sum payment on the date of such separation from service an amount equal to the Amounts and Benefits.

5.            Notice of Termination.

5.1.

By Company. The Company shall not be deemed to have terminated this Agreement for “Cause” pursuant to the terms of Sections 4.1.3 and 4.2.1 hereof, unless and until there shall have been delivered to the Executive a copy of a resolution (“Notice of Termination for Cause”) duly adopted by the affirmative vote of the Board of Directors of the Company at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together, with the Executive’s counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive should be terminated for “Cause” pursuant to Section 4.1.3 and 4.2.1, and specifying the particulars thereof in detail.

5.2.

By Executive. The Executive shall not be deemed to have terminated this Agreement pursuant to the terms of Section 4.2 hereof, unless and until there shall have been delivered by the Executive to the Company a “Notice of Termination for Good Reason” which shall state the specific termination provision relied upon, and specifying the particulars thereof in detail.

6.          Indemnification. The Company shall indemnify, defend and hold harmless the Executive against any and all expenses reasonably incurred by him in connection with or arising out of (a) the defense of any action, suit or proceeding in which he is a party, or (b) any claim asserted or threatened against him, in either case by reason of or relating to his being or having been an employee, officer, director or agent of the Company or a subsidiary of the Company or another company partnership, joint venture, trust or other enterprise for which he was serving in such capacity at the request of the Company, whether or not he continues to be such an employee, officer, director or agent at the time of incurring such expenses, except insofar as such indemnification is prohibited by law. Such expenses shall include, without limitation, the fees and disbursements of attorneys, amounts of judgments and amounts of any settlements. The foregoing indemnification obligation is independent of any similar obligation provided in the Company’s certificate of incorporation or bylaws, and shall apply with respect to any matters attributable to periods prior to or after the date of this Agreement, and to matters attributable to the Executive’s employment hereunder, without regard to when asserted. In no event shall the Company be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel, and the Company will not indemnify the Executive for the fees or expenses of the Executive’s counsel in connection with any claim which is being defended by counsel appointed by the Company or the Company’s insurance carrier; provided, however , that if the Executive shall have reasonably concluded (based on the advice of counsel) that there is a conflict of interest between the Company and the Executive for counsel appointed by the Company or the Company’s insurance carrier that would prohibit the counsel retained by the Company or its insurance carrier from representing the Executive, the Company shall reimburse the Executive for the reasonable fees and expenses of one (1) separate counsel in addition to any local counsel for the Executive in connection with such claims, subject to the limitations set forth above in this Section 6.

7.             Section 409A and Section 280G of the Code.

7.1.

Compliance with Section 409A. It is intended that the provisions of this Agreement comply with or be excepted from Section 409A, as applicable, and all provisions of this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. If any provision of this Agreement (or of any award of compensation, including equity compensation or benefits) would cause the Executive to incur any additional tax or interest under Section 409A, the Company shall, upon the specific request of the Executive, use its reasonable business efforts to, in good faith, reform such provision to comply with Section 409A; provided, that to the maximum extent practicable, the original intent and economic benefit to the Executive and the Company of the applicable provision shall be maintained, but the Company shall have no obligation to make any changes that could create any additional economic cost or loss of benefit to the Company. The Company shall timely use its reasonable business efforts to amend any plan or program in which the Executive participates to bring it in compliance with Section 409A to the extent such compliance is required. Notwithstanding the foregoing, the Company shall have no liability with regard to any failure to comply with Section 409A so long as it has acted in good faith with regard to compliance therewith.

7.2.

Separation From Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of any amounts or benefits upon or following a termination of employment unless such termination is also a “Separation from Service” within the meaning of Section 409A and, for purposes of any such provision of this Agreement, references to a “resignation,” “termination,” “termination of employment” or like terms shall mean Separation from Service. If the Executive is deemed on the date of termination of his employment to be a “specified employee”, within the meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by the Company from time to time, or if none, the default methodology, then with regard to any payment, the providing of any benefit or any distribution of equity made subject to this Section to the extent required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, and any other payment, the provision of any other benefit or any other distribution of equity that is required to be delayed in compliance with Section 409A(a)(2)(B) of the Code, such payment, benefit or distribution shall not be made or provided prior to the earlier of (i) the expiration of the six-month period measured from the date of the Executive’s Separation from Service or (ii) the date of the Executive’s death. On the first day of the seventh month following the date of the Executive’s Separation from Service or, if earlier, on the date of his death, (x) all payments delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein and (y) all distributions of equity delayed pursuant to this Section 7.2 shall be made to the Executive. In addition to the foregoing, to the extent required by Section 409A(a)(2)(B) of the Code, prior to the occurrence of a Disability termination as provided in this Agreement, the payment of any compensation to the Executive under this Agreement shall be suspended for a period of six months commencing at such time that the Executive shall be deemed to have had a Separation from Service because either (A) a sick leave ceases to be a bona fide sick leave of absence, or (B) the permitted time period for a sick leave of absence expires (an “SFS Disability”), without regard to whether such SFS Disability actually results in a Disability termination. Promptly following the expiration of such six-month period, all compensation suspended pursuant to the foregoing sentence (whether it would have otherwise been payable in a single sum or in installments in the absence of such suspension) shall be paid or reimbursed to the Executive in a lump sum. On any delayed payment date under this Section there shall be paid to the Executive or, if the Executive has died, to his estate, in a single cash lump sum together with the payment of such delayed payment, interest on the aggregate amount of such delayed payment at the Delayed Payment Interest Rate (defined below in this Section 7.2) computed from the date on which such delayed payment otherwise would have been made to the Executive until the date paid. For purposes of the foregoing, the “Delayed Payment Interest Rate” shall mean the short term applicable federal rate provided for in Section 1274(d) of the Code as of the business day immediately preceding the payment date for the applicable delayed payment. To the extent that this Agreement provides for any payments of nonqualified deferred compensation (within the meaning of Section 409A) to be made in installments (including, without limitation, any severance payments), each such installment shall be deemed to be a separate and distinct payment for purposes of Section 409A.

7.3.

Reimbursement Provisions. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or before the last day of the Executive’s taxable year following the taxable year in which the expense was incurred.

7.4.

280G Parachute Payments. In the event that any payments or benefits (whether made or provided pursuant to this Agreement or otherwise) provided to Executive constitute “parachute payments”’ within the meaning of Section 280G of the Code (“Parachute Payments”), and will be subject to an excise tax imposed pursuant to Section 4999 of the Code, the Executive’s Parachute Payments will be reduced to an amount determined by the Company in good faith to be the maximum amount that may be provided to the Executive without resulting in any portion of such Parachute Payments being subject to such excise tax (the amount of such reduction, “Cutback Benefits”). The Parachute Payment reduction contemplated by the preceding sentence, if applicable, shall be implemented by determining the “Parachute Payment Ratio” (as defined below) for each Parachute Payment and then reducing the Parachute Payment in order beginning with the Parachute Payment with the highest Parachute Payment Ratio. For Parachute Payments with the same Parachute Payment Ratio, such Parachute Payments shall be reduced based on the time of payment of such Parachute Payments, with amounts having later payment dates being reduced first. For Parachute Payments with the same Parachute Payment Ratio and the same time of payment, such Parachute Payments shall be reduced on a pro rata basis (but not below zero) prior to reducing Parachute Payments with a lower Parachute Payment Ratio. For purposes hereof, the term “Parachute Payment Ratio” shall mean a fraction the numerator of which is the value of the applicable Parachute Payment for purposes of Section 280G of the Code and the denominator of which is the intrinsic value of such Parachute Payment.

7.5.

Dodd-Frank Requirement.  Notwithstanding any provision of this Agreement to the contrary, Executive acknowledges that any incentive-based compensation paid to Executive pursuant hereto may be subject to recovery by the Company under any generally applicable clawback policy which is adopted, as required under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations of the United States Securities and Exchange Commission thereunder or the requirements of any national securities exchange on which the Company’s common stock may be traded.

8.             Miscellaneous.

8.1.

Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with those laws, without reference to principles of conflict of laws. The Company and the Executive unconditionally consent to submit to the exclusive jurisdiction of any state or federal court located in Atlanta, Georgia, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts), and further agree that service of any process, summons, notice or document by registered mail to the address set forth below shall be effective service of process for any action, suit or proceeding brought against the Company or the Executive, as the case may be, in any such court.

8.2.

No Assignment. The Executive may not delegate his duties or assign his rights hereunder. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company other than pursuant to a merger or consolidation in which the Company is not the continuing entity, or a sale, liquidation or other disposition of all or substantially all of the assets of the Company. For the purposes of this Agreement, the term “Company” shall include the Company and, subject to the foregoing, any of its successors and assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

8.3.	Severable. The invalidity or unenforceability of any provision hereof shall not in any way affect the validity or enforceability of any other provision.

8.4.

Entire Understanding. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of the Executive by the Company and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Any modification or termination of this Agreement will be effective only if it is in writing signed by the party to be charged. This Agreement shall not be deemed to be modified, superseded, or amended, by the Company’s code of ethics, any confidentiality agreement or any other agreement as in effect from time to time, and if there is any provision in any code of ethics, confidentiality agreement or any other agreement that conflicts with this Agreement, this Agreement shall be controlling.

8.5.

Counterparts. This Agreement may be executed by the parties in one or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

8.6.

Mutual Non-Disparagement.  Subject to applicable law, the Executive covenants and agrees that the Executive shall not in any way publicly disparage, call into disrepute, or otherwise defame or slander the Company or any of its subsidiaries, in any manner that would materially damage the business or reputation of the Company or its subsidiaries. The Company covenants and agrees, on behalf of itself and its subsidiaries, that neither the Company, any of its subsidiaries nor any of the officers, directors or key employees of the Company or any of its subsidiaries shall in any way publicly disparage, call into disrepute, or otherwise defame or slander the Executive.  Nothing in this paragraph 8.6 shall preclude or restrict the Executive or the Company, any of the subsidiaries of the Company or any of the Company’s officers, directors or key employees from making truthful statements, including, without limitation, those that are required by applicable law, regulation or in connection with a legal process or proceeding, and the making of such statements shall not be a violation of this subsection.

8.7.	Confidential Information and Restrictive Covenants

8.7.1

No Disclosure. Subject to the terms of this Section 8.7, during the Restricted Period (as defined below), the Executive agrees to hold in confidence and not disclose any and all proprietary, secret or confidential information (“Confidential Information”) relating to the Company or the Company’s subsidiaries, which shall have been obtained by the Executive during the Executive’s employment by the Company. Confidential Information is defined as the proprietary, client or business information of the Company, written or in a physical embodiment, including, but not limited to, customer lists, employee lists, financial information, pricing data, sales data, marketing data, or business plans or proposals.

8.7.2

Exception. Notwithstanding the provisions of Section 8.7.1 above, the Executive shall not be held liable for disclosure of information which was in the public domain, or is readily available to the public at the time of its disclosure by the Executive through means unrelated to the Executive’s disclosure, or is required to be disclosed in, or in connection with, a legal proceeding or process or is required to be disclosed by law, rule or regulation.

8.7.3

Other Restrictive Covenant. Subject to the terms hereof, the Executive agrees that during the Restricted Period he will not, by or for himself, or as an agent, representative or employee of another, do or attempt to solicit, entice, persuade or induce any individual who is employed by the Company or its subsidiaries (or was so employed within 90 days prior to the Executive’s action) to terminate or refrain from renewing or extending such employment or to become employed by or enter into contractual relations with any other individual or entity other than the Company or its subsidiaries.

8.7.4	Restricted Period. “Restricted Period” is the 12-month period after the date of termination of the Executive’s employment with the Company.

8.7.5

Confidentiality and Assignment Agreement. If any of the restrictions provided in Section 8.7 are contrary to the requirements or limitations contained in the Confidentiality and Assignment Agreement, the terms of this Section 8.7 of this Agreement shall be controlling.

9.             Notices.

All notices relating to this Agreement shall be in writing and shall be either personally delivered, sent by telecopy (receipt confirmed) or mailed by certified mail, return receipt requested, to be delivered at such address as is indicated below, or at such other address or to the attention of such other person as the recipient has specified by prior written notice to the sending party. Notice shall be effective when so personally delivered, one business day after being sent by telecopy or five days after being mailed.

If to the Company:	Perma-Fix Environmental Services, Inc. 8302 Dunwoody Place, Suite 250 Atlanta, Georgia 30350 Attn: President

If to the Executive:	Mark Duff 11919 Farmhouse Drive Knoxville, TN 37934

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 8th day of September, 2017.

The “Company”

PERMA-FIX ENVIRONMENTAL SERVICES,
INC., a Delaware corporation

By:	/s/Larry Shelton
Larry Shelton, Chairman of the Board

The “Executive”

/s/Mark Duff
MARK DUFF